Exhibit 99.1

Contact:

Retrophin, Inc.

Chris Cline, CFA

Manager, Investor Relations

646-564-3680

IR@retrophin.com

Retrophin Provides Corporate Update

Preliminary FY 2014 revenue of $28.3 million

Sparsentan for the treatment of FSGS receives orphan drug designation from FDA

New York, NY (January 9, 2015) – Retrophin, Inc. (NASDAQ:RTRX) today announced that, based on preliminary, unaudited financial data, the Company expects net product revenue for the fiscal year ended December 31, 2014 of approximately $28.3 million. The Company converted to a direct-to-patient distribution model in the fourth quarter; without this conversion, the Company’s preliminary revenue would have been approximately $28.8 million.

Additionally, Retrophin today announced the Office of Orphan Products Development of the U.S. Food and Drug Administration (FDA) has granted orphan drug designation for sparsentan (RE-021) for the treatment of Focal Segmental Glomerulosclerosis (FSGS). Sparsentan is an investigational therapeutic agent which acts as both a selective endothelin receptor antagonist and an angiotensin receptor blocker. Retrophin is conducting the Phase 2 DUET trial of sparsentan for the treatment of FSGS, a leading cause of end-stage renal disease. There are currently no therapies approved for the treatment of FSGS in the United States.

The Orphan Drug Designation program is intended to encourage companies to develop therapeutics for diseases that affect fewer than 200,000 individuals in the U.S. Orphan designation will provide sparsentan with seven years of marketing exclusivity for FSGS if it is approved by the FDA for this indication. Prior to FDA approval, orphan designation provides incentives for sponsors including tax credits for clinical research expenses, the opportunity to obtain government grant funding to support clinical research, and an exemption from FDA user fees.

About Retrophin

Retrophin is a pharmaceutical company focused on the development, acquisition and commercialization of drugs for the treatment of serious, catastrophic or rare diseases for which there are currently no viable options for patients. The Company’s approved products include Chenodal®, Thiola® and Vecamyl®, and its pipeline includes compounds for several catastrophic diseases, including focal segmental glomerulosclerosis (FSGS), pantothenate kinase-associated neurodegeneration (PKAN), schizophrenia, infantile spasms, nephrotic syndrome and others. For additional information, please visit www.retrophin.com.

Forward-Looking Statements

This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995, regarding the research, development and commercialization of pharmaceutical products. Without limiting the foregoing, these statements are often identified by the words “may”, “might”, “believes”, “thinks”, “anticipates”, “plans”, “expects”, “intends” or similar expressions. In addition, expressions of our strategies, intentions or plans are also forward-looking statements. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. No forward-looking statement can be guaranteed. Among the factors that could cause actual results to differ materially from those indicated in the forward-looking statements are risks and uncertainties associated with the Company’s business and finances in general, as well as risks and uncertainties associated with the Company’s pre-clinical and clinical stage pipeline as well as its sales and marketing strategies. Specifically, the risks and uncertainties the Company faces with respect to its pre-clinical and clinical stage pipeline include risk that the Company’s research programs will not identify pre-clinical candidates for further development and risk that the Company’s clinical candidates will not be found to be safe or effective. Specifically, the Company faces risk that the Sparsentan Phase II clinical trials will fail to demonstrate that Sparsentan is safe or effective; risk that the Sparsentan Phase II program will be delayed for regulatory or other reasons. The Company faces risk that it will be unable to raise additional funding required to complete development of any or all of its product candidates; risk relating to the Company’s dependence on contractors for clinical drug supply and commercial manufacturing; uncertainties relating to patent protection and intellectual property rights of third parties; risks and uncertainties relating to competitive products and technological changes that may limit demand for the Company’s products. You are cautioned not to place undue reliance on these forward-looking statements as there are important factors that could cause actual results to differ materially from those in forward-looking statements, many of which are beyond our control. The Company undertakes no obligation to publicly update forward-looking statement, whether as a result of new information, future events, or otherwise. Investors are referred to the full discussion of risks and uncertainties as included in the Company’s filings with the Securities and Exchange Commission.

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